EXHIBIT 4.13.1
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
     SUPPLEMENT NO. 1 (this “Supplement”) dated as of January 29, 2010 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a corporation organized under the laws of the state of Delaware (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS INC., a corporation organized under the laws of the state of Delaware (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC., a corporation organized under the laws of the state of Delaware (together with the U.S. Term Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a limited liability company formed under the laws of the state of Delaware (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a corporation organized under the laws of the state of Delaware (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Holdings from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
     A. Reference is made to (a) the Credit Agreement dated as of November 5, 2009 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee (in such capacity, the “Indenture Trustee”), principal paying agent, transfer agent and registrar and (c) the First Lien Intercreditor Agreement dated as of November 5, 2009 (as amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
     C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents. Section 5.16 of the Collateral Agreement provides that additional Non-U.S. Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Non-U.S. Subsidiary (the “New Non-U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
     Accordingly, the Collateral Agent and the New Non-U.S. Subsidiary agree as follows:
     SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Non-U.S. Subsidiary by its signature below becomes a Non-U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Non-U.S. Grantor and the New Non-U.S. Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Non-U.S. Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Non-U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Non-U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Non-U.S. Subsidiary’s right, title and interest in and to the Collateral of the New Non-U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “Non-U.S. Grantor” in the Collateral Agreement shall be deemed to include the New Non-U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Non-U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Non-U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. The New Non-U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information, with respect to such New Non-U.S. Subsidiary, required by the Perfection Certificate attached as Exhibit B to the Collateral Agreement and (b) set forth under its signature hereto, is the true and correct legal name of the New Non-U.S. Subsidiary and its jurisdiction of organization.
     SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
          SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
     SECTION 9. The New Non-U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

     SECTION 10. The New Non-U.S. Subsidiary is a limited liability company (korlátolt felelösségü társaság) duly incorporated under the law of Hungary.

     IN WITNESS WHEREOF, the New Non-U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (HUNGARY) KFT.,

By
/s/ Cindi Lefari
Name: Cindi Lefari
Title:
Address: H-8000 Szekesfehervar Berenyi UT 720199 Hungary
Legal Name: Closure Systems International Holdings (Hungary) Vagyonkezelö Korlátolt Felelösségü Társaság Jurisdiction of Formation: Hungary

THE BANK OF NEW YORK MELLON, as Collateral Agent,

By
/s/ Maksim Genkin
Name: Maksim Genkin
Title: Assistant Treasurer
Signature Page to Supplement to Collateral Agreement

Collateral of the New Non-U.S. Subsidiary
EQUITY INTERESTS

			Number and	Percentage
	Number of	Registered	Class of	of Equity
Issuer	Certificate	Owner	Equity Interest	Interests
Closure Systems International Holdings Inc.	4	Closure Systems International Holdings (Hungary) Kft.	2,000 Common	100%
PLEDGED DEBT SECURITIES

Principal
Issuer	Amount	Date of Note	Maturity Date
None
INTELLECTUAL PROPERTY
N/A

Schedule I to
Supplement No. 1 to the
Collateral Agreement
OTHER INFORMATION REQUIRED BY PERFECTION CERTIFICATE
Schedule 1
Names

Change in Identity or
	Other Legal Names	Corporate Structure Within
Grantor’s Exact Legal Name	(including date of change)	the Past 5 years
Closure Systems International Holdings (Hungary) Vagyonkezelö Korlátolt Felelösségü Társaság	None	None
Schedule 2(a)
Jurisdictions and Locations

Chief Executive Office
			Organizational	or Registered
	Jurisdiction of	Form of	Identification Number	Office Address
Grantor	Organization	Organization	(if any)	(including county)
Closure Systems International Holdings (Hungary) Kft.	Hungary	LLC (korlátolt felelösségü társaság)	07-09-15084	H-8000 Szekesfehervar Berenyi ut 72-100 Hungary
Schedule 5
UCC Filings

Grantor	UCC Filing Office/County Recorder’s Office
Closure Systems International Holdings (Hungary) Kft.	District of Columbia Recorder of Deeds 515 D Street NW, Room 202 Washington, D.C. 20001
Schedule 6
Stock Ownership and Other Equity Interests

		Certificate	Number of	Percentage of
Grantor	Issuer	Number	Equity Interests	Ownership
Closure Systems International Holdings (Hungary) Kft.	Closure Systems International Holdings Inc.	4	2,000	100%

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Schedule I to
Supplement No. 1 to the
Collateral Agreement
Schedule 7
Debt Instruments

Grantor	Creditor	Debtor	Type	Amount
None

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